Exhibit 99.B(i)(2)

1290 AVENUE OF THE AMERICAS	MORRISON & FOERSTER LLP
NEW YORK, NY 10104-0050
NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
TELEPHONE: 212.468.8000	SACRAMENTO, SAN DIEGO,
FACSIMILE: 212.468.7900	DENVER, NORTHERN VIRGINIA,
WASHINGTON, D.C.
WWW.MOFO.COM
TOKYO, LONDON, BRUSSELS,
BEIJING, SHANGHAI, HONG KONG, SINGAPORE

January 15, 2014

The Victory Portfolios

3435 Stelzer Road

Columbus, Ohio 43219

Re:                             The Victory Portfolios

Post-Effective Amendment No. 109

File No. 33-8982; ICA No. 811-4852

Mesdames and Gentleman:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 109 to Registration Statement No. 33-8982 and to the incorporation of our opinions dated October 24, 2012, February 27, 2013 and December 31, 2013.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP